                                                                   EXHIBIT 5.01


                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94304


                                  June 1, 1999

VERITAS Software Corporation
1600 Plymouth Street
Mountain View,  California 94043

Gentlemen/Ladies:

           At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about June 1, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 23,456,943 shares of your Common Stock, par value $0.001 per share (the "Stock"), subject to issuance by you under the following circumstances:

           (a) upon the exercise of outstanding options to purchase shares of your common stock granted under the 1985 Stock Option Plan (the "1985 Plan") of VERITAS Software Corporation, a Delaware corporation and a predecessor of yours ("Old VERITAS"), the 1991 Executive Stock Option Plan (the "1991 Plan") of Old VERITAS and the 1992 Plan (the "1992 Plan") of OpenVision Technologies, Inc., which options are being assumed by you pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated April 15, 1999 entered into by and among you, Old VERITAS, Seagate Technology, Inc., Seagate Software, Inc. ("Seagate") and Seagate Software Network & Storage Management Group, Inc. (the "Plan of Reorganization");

           (b) upon the exercise of outstanding options (and options yet to be granted) to purchase shares of your common stock under the 1993 Equity Incentive Plan (the "Equity Incentive Plan") of Old VERITAS and the 1993 Directors Stock Option Plan (the "Directors Plan") of Old VERITAS, which Equity Incentive Plan and Directors Plan and options granted thereunder are being assumed by you pursuant to the Plan of Reorganization;

           (c) upon purchase under the 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") of Old VERITAS, which Stock Purchase Plan is being assumed by you pursuant to the terms of the Plan of Reorganization; and

           (d) upon the exercise of options to purchase shares of your common stock to be exchanged, pursuant to the terms of the Plan of Reorganization, for options to purchase shares of Seagate common stock held by former Seagate employees who accept offers of employment with you and elect to so exchange their Seagate options, which options were granted under the 1996 Stock Option Plan (the "Seagate Option Plan") of Seagate.


           The plans referred to in clauses (a) through (d) above are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

           (1) your registration statement on Form S-4 (File Number 333-76531) filed with the Commission on April 19, 1999, together with the exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

           (2) the Registration Statement, together with the exhibits filed as a part thereof;

           (3) the Prospectuses prepared in connection with the Registration Statement;

           (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of Old VERITAS, that are in our possession; and

           (4) the stock records for both you and Old VERITAS that you have provided to us.

           (5) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

           In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

           As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

           Based upon the foregoing, it is our opinion that the 23,456,943 shares of Stock that may be issued and sold by you (a) upon the exercise of stock options granted under the 1985 Plan, 1991 Plan and 1992 Plan and assumed by you, (b) upon the exercise of stock options granted or to be granted under the Equity Incentive Plan and the Directors Plan and assumed by you, (c) upon purchase under the Stock Purchase Plan assumed by you, and (d) upon the exercise of stock options granted in exchange for stock options granted under the Seagate Option Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

           This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                                Very truly yours,

                                                FENWICK & WEST LLP


                                                By: /s/ Fenwick & West LLP
                                                    ---------------------------
                                                    Horace L. Nash, Partner